Exhibit 5.3

March 22, 2023 WarnerMedia Holdings, Inc. 230 Park Avenue South New York, New York 10003 Re: Registration Statement on Form S-4 of WarnerMedia Holdings, Inc.

Ladies and Gentlemen:

We have acted as special Ohio counsel to Scripps Networks Interactive, Inc., an Ohio corporation (the “Opinion Party”), in connection with the filing with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the above-referenced Registration Statement on Form S-4 (the “Registration Statement”) relating to the offering by WarnerMedia Holdings, Inc., a Delaware corporation (“WMH”) of (a) up to $1,750,000,000 aggregate principal amount of WMH’s 3.428% Senior Notes due 2024, $500,000,000 aggregate principal amount of WMH’s 3.528% Senior Notes due 2024, $1,750,000,000 aggregate principal amount of WMH’s 3.638% Senior Notes due 2025, $500,000,000 aggregate principal amount of WMH’s 3.788% Senior Notes due 2025, $4,000,000,000 aggregate principal amount of WMH’s 3.755% Senior Notes due 2027, $1,500,000,000 aggregate principal amount of WMH’s 4.054% Senior Notes due 2029, $5,000,000,000 aggregate principal amount of WMH’s 4.279% Senior Notes due 2032, $4,500,000,000 aggregate principal amount of WMH’s 5.050% Senior Notes due 2042, $7,000,000,000 aggregate principal amount of WMH’s 5.141% Senior Notes due 2052, $3,000,000,000 aggregate principal amount of WMH’s 5.391% Senior Notes due 2062, and $500,000,000 aggregate principal amount of WMH’s Floating Rate Senior Notes due 2024 (collectively, the “New Notes”) in exchange for outstanding notes of like principal amounts, rates and due date (collectively, the “Old Notes”) and (b) the full and unconditional guarantee as to the payment of principal and interest on the New Notes by each of the entities listed in the Registration Statement as guarantors, which includes the Opinion Party (the “Guarantors”), in exchange for the full and unconditional guarantees as to the payment of principal and interest on the Old Notes by the Guarantors. The New Notes will be issued by WMH under the indenture, dated as of March 15, 2022, by and among WMH, AT&T Inc., and U.S. Bank Trust Company, National Association (the “Base Indenture”), as supplemented by the first supplemental indenture, dated as of April 8, 2022, by and among the Opinion Party, WMH, Warner Bros. Discovery, Inc., Discovery Communications, LLC, and U.S. Bank Trust Company, National Association (the “Supplemental Indenture”, together with the Base Indenture, the “Indenture”).

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents, corporate records and other instruments: (i) the Articles of Incorporation of the Opinion Party, dated as of October 22, 2007, filed in the office of the Secretary of State of the State of Ohio (the “Filing Office”) on October 23, 2007, as amended by the Certificate of Amendment, dated as of December 26, 2007, filed in the Filing Office on December 28, 2007, as amended by the Certificate of Amendment, dated as of June 24, 2008, filed in

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the Filing Office on June 25, 2008, as amended by the Certificate of Merger, effective as of December 31, 2016, filed in the Filing Office on November 15, 2016, as amended by the Certificate of Merger, effective as of March 6, 2018, filed in the Filing Office on March 6, 2018, as amended by the Certificate of Merger, effective as March 31, 2019, filed in the Filing Office on March 28, 2019, as amended by the Certificate of Merger, effective as of December 21, 2020, filed in the Filing Office on December 21, 2020, as amended by the Statutory Agent Update, effective as of January 13, 2021, filed in the Filing Office on January 13, 2021, as amended by the Certificate of Merger, effective as of December 31, 2021, filed in the Filing Office on December 22, 2021 (the “Articles of Incorporation”); (ii) the Amended Code of Regulations of the Opinion Party, dated as of March 6, 2018 (the “Code of Regulations”); (iii) the unanimous written consent of the board of directors of the Opinion Party dated March 15, 2022; (iv) the written consent of the sole shareholder of the Opinion Party dated March 2, 2023; and (v) the Certificate of Good Standing of the Opinion Party issued by the Filing Office on March 1, 2023 (the “Certificate of Good Standing”). As to any facts relevant to our opinions, we have relied upon a certificate from an officer of the Opinion Party.

Subject to the assumptions and other matters set forth below, it is our opinion that as of the date hereof:

1.

The Opinion Party is a corporation validly in existence and in good standing under the laws of the State of Ohio with the corporate power to guarantee the obligations of others, and to execute and deliver the Supplemental Indenture and to perform its obligations thereunder. In rendering our opinion that the Opinion Party is a corporation in existence and in good standing under the laws of the State of Ohio, we have relied solely upon the Certificate of Good Standing.

2.

The execution and delivery of the Supplemental Indenture by the Opinion Party and the performance by the Opinion Party of its respective obligations thereunder have been duly authorized by all requisite corporate action on the part of the Opinion Party.

3.	The Supplemental Indenture has been duly executed and delivered by the Opinion Party.

4.

The execution and delivery by the Opinion Party of the Supplemental Indenture did not, and the performance by the Opinion Party of the financial obligations thereunder will not, conflict with or violate (a) applicable provisions of Ohio statutory law or regulation or (b) the Opinion Party’s Articles of Incorporation or Code of Regulations.

In our examination, we have assumed the legal capacity of all natural persons, the incumbency of all persons designated as officers, directors or similar representatives of legal persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. In addition, we have relied as to factual matters upon the representations, warranties, and certifications contained in the Indenture, and we have assumed that all such representations, warranties and certifications are accurate and complete.

The opinions set forth herein are limited to matters governed by the laws of the State of Ohio, excluding the following legal issues or the application of any such laws or regulations to the matters on which our opinions are referenced: (i) state securities laws; (ii) the local laws of the State of Ohio (i.e. the statutes, ordinances, the administrative decisions and the rules and regulations of counties and municipalities of the State of Ohio); (iii) state antitrust and unfair competition laws and regulations; (iv)

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state tax laws and regulations; (v) state regulatory laws and regulations applicable to any entity solely as a result of its nonprofit or public benefit status or solely because of the business in which it is engaged (including, without limitation, any business in a regulated industry); (vi) state environmental laws and regulations; (vii) state laws relating to health and safety; building construction; fair housing; and historic preservation; (viii) laws, rules, and regulations relating to racketeering, foreign assets control, sanctions, national security, money laundering, and terrorist groups; (ix) insurance, labor, employment, employee benefit, ERISA or tax laws, rules, regulations, or ordinances; and (x) patent, trademark, copyright, trade secret or other intellectual property or privacy law. No opinion is expressed herein as to the laws of any other jurisdiction. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in Ohio exercising customary professional diligence would reasonably recognize as being directly applicable to the Opinion Party, the issuance of New Notes or both. Without limitation, we express no opinion regarding the enforceability of the Supplemental Indenture. Our opinions are subject to limitations imposed by the valid exercise of the police power and any emergency powers of the United States or the State of Ohio, or by the valid exercise of any federal or the State of Ohio criminal or civil forfeiture laws. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of the Securities Act. This opinion may be relied upon by Debevoise & Plimpton LLP in connection with the filing of its own opinion as to the New Notes as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.3 to the Registration Statement. We also consent to the reference to our firm under the heading “Validity of the Notes” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Womble Bond Dickinson (US) LLP

SBDB

FRA

JSG